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                                                                      EXHIBIT 11


           NATIONAL CONVENIENCE STORES INCORPORATED AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE


Primary Earnings Per Share
- - --------------------------                                                               Three Months Ended
                                                                                            September 30,
                                                                                   ------------------------------
                                                                                      1994                1993
                                                                                   ----------          ----------

Net Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $1,143,000          $4,715,000


Interest expense adjustment
 assuming conversion of options, net of tax . . . . . . . . . . . . . .                     -              53,000
                                                                                   ----------          ----------
Net earnings applicable to
 common shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $1,143,000          $4,768,000
                                                                                   ==========          ==========

Average Common Shares and
 Common Share Equivalents:
 Average shares outstanding . . . . . . . . . . . . . . . . . . . . . .             6,050,000           6,000,000

 Common Share Equivalents
  assuming conversion of options  . . . . . . . . . . . . . . . . . . .                     -             562,000
                                                                                   ----------          ----------

Average number of common shares
 and common share equivalents . . . . . . . . . . . . . . . . . . . . .             6,050,000           6,562,000
                                                                                   ==========          ==========

Primary Earnings Per Common Share
 and Common Share Equivalents . . . . . . . . . . . . . . . . . . . . .            $     0.19          $     0.73
                                                                                   ==========          ==========

Fully Diluted Earnings Per Share
- - --------------------------------

Net Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $1,143,000          $4,715,000


Interest expense adjustment
 assuming conversion of options, net of tax . . . . . . . . . . . . . .                     -              53,000
                                                                                   ----------          ----------
Net earnings applicable to
 common shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $1,143,000          $4,768,000
                                                                                   ==========          ==========

Average Common Shares and
 Common Share Equivalents:
 Average shares outstanding . . . . . . . . . . . . . . . . . . . . . .             6,050,000           6,000,000

 Common Share Equivalents
  assuming conversion of options  . . . . . . . . . . . . . . . . . . .                     -             562,000
                                                                                   ----------          ----------

Average number of common shares
 and common share equivalents . . . . . . . . . . . . . . . . . . . . .             6,050,000           6,562,000
                                                                                   ==========          ==========

Fully Diluted Earnings Per Common Share
 and Common Share Equivalents . . . . . . . . . . . . . . . . . . . . .            $     0.19          $     0.73
                                                                                   ==========          ==========


Pursuant to Accounting Principles Board Opinion No. 15, "Earnings Per Share", earnings per share have been calculated using a combination of the "if converted" method and the "Treasury Stock" method due to requirements under the Company's debt instruments that limit the purchase of treasury stock and require remaining proceeds from the sale of stock to be applied toward the retirement of debt.

                See Notes to Consolidated Financial Statements.




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